THE BANK OF NEW YORK MELLON

101 Barclay Street

New York, New York 10286

June 4, 2015

Securities & Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Attn.: Document Control

RE:	American Depositary Shares evidenced by Each (1) American Depositary Share representing Ten (10) deposited shares of
BiolineRX (Form F-6 File No. 333-175360)
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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (“Prospectus”) reflecting the change in ratio for BiolineRX.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate with revised ratio change for BiolineRX.

The Prospectus has been revised to reflect the new ratio of: Each American Depositary Share Represents One (1) Deposited Share.

Please contact me with any questions or comments at 212 815-8162

Arlene Villareal

The Bank of New York Mellon - ADR Division

Encl.

cc: Paul Dudek, Esq. (Office of International Corporate Finance)